Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2013 FINANCIAL RESULTS

Earnings affected by higher planned maintenance costs and lower productivity in pulp

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Second quarter 2013 net loss of $1.38 per share, earnings before items[1] of $0.48 per share
•	EBITDA before items[1] of $135 million in the second quarter
•	Share buyback totaled $100 million in the second quarter of 2013
•	Completed the acquisition of AHP, the leading manufacturer of store brand baby diapers in the United States on July 1st, 2013

Montreal, July 25, 2013 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported a net loss of $46 million ($1.38 per share) for the second quarter of 2013 compared to net earnings of $45 million ($1.29 per share) for the first quarter of 2013 and net earnings of $59 million ($1.61 per share) for the second quarter of 2012. Sales for the second quarter of 2013 amounted to $1,312 million.

Excluding items listed below, the Company had earnings before items1 of $16 million ($0.48 per share) for the second quarter of 2013 compared to earnings before items1 of $33 million ($0.95 per share) for the first quarter of 2013.

Second quarter 2013 items:

•	Litigation settlement of $49 million ($46 million after tax);

•	Closure and restructuring charges of $18 million ($13 million after tax); and

•	Charge of $5 million ($3 million after tax) related to the impairment and write-down of property, plant and equipment.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2013 items:

•

Conversion of $26 million ($18 million after tax) of alternative fuel tax credits into cellulosic biofuel producer income tax credits of $55 million ($33 million after tax) resulting in a net gain after tax of $15 million;

•	Charge of $10 million ($7 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Gain on the sale of property, plant and equipment of $10 million ($6 million after tax); and

•	Premium paid and costs related to the debt repurchase of $3 million ($2 million after tax), included in interest expense.

“Our productivity improved in our paper business in the second quarter when compared to the first quarter,” said John D. Williams, President and Chief Executive Officer. “In pulp however, we had the busiest maintenance quarter on record with 10 of our 12 pulp mills taking shutdowns. Operational challenges during the start-up phase affected our costs but our mills are now running well and we are confident that those issues are behind us.”

On Personal Care, John D. Williams added, “I am pleased with the acquisition of AHP. This will give us stronger access to the retail market for our adult incontinence products and synergies to the bottom line. Raw material costs had a negative impact on the segment’s profitability in the quarter, but the business remains well on track.”

QUARTERLY REVIEW

Operating income before items1 was $42 million in the second quarter of 2013 compared to an operating income before items1 of $75 million in the first quarter of 2013. Depreciation and amortization totaled $93 million in the second quarter of 2013.

(In millions of dollars)	2Q 2013	1Q 2013
Sales	$1,312	$1,345
Operating income (loss)
Pulp and Paper segment	24	39
Distribution segment	(8)	(1)
Personal Care segment	10	13
Corporate	(56)	(2)

Total	(30)	49
Operating income before items[1]	42	75
Depreciation and amortization	93	95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the second quarter of 2013 was the result of higher costs for planned maintenance shutdowns, lower productivity for pulp, lower volumes for pulp and for paper, higher freight costs and higher selling, general and administrative expenses. These factors were partially offset by higher average selling prices for pulp and overall favorable exchange rates.

When compared to the first quarter of 2013, paper shipments declined 3.3% and pulp shipments declined 7.5%. The shipments-to-production ratio for paper was 96% in the second quarter of 2013, compared to 104% in the first quarter of 2013. Paper inventories increased by 37,000 tons while pulp inventories declined by 26,000 metric tons at the end of June, compared to March levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $183 million and capital expenditures amounted to $118 million, resulting in free cash flow1 of $65 million for the first six months of 2013. Domtar’s net debt-to-total capitalization ratio1 stood at 20% at June 30, 2013 compared to 16% at December 31, 2012.

Domtar returned a total of $178 million to its shareholders through a combination of dividend and share buybacks in the first six months of 2013. Under its stock repurchase program, Domtar repurchased a total of 1,370,676 shares of common stock at an average price of $72.87 in the second quarter of 2013, and a total of 10,637,179 shares of common stock at an average price of $78.97 since the implementation of the program in May 2010. At the end of the second quarter of 2013, Domtar had $158 million remaining under the current authorization.

OUTLOOK

Earnings from pulp are expected to benefit from lower planned maintenance costs, higher productivity and higher sales volumes. The completion of the AHP acquisition on July 1st will be accretive to the Personal Care segment’s earnings in the third quarter. Input costs are expected to stay relatively stable for the second half of 2013.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2013 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

A replay will be available by dialing 1 (888) 203-1112 (North America) or 1 (647) 436-0148 (International) using access code 5591030 until August 8, 2013.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends® brand name as well as baby diapers. Domtar owns and operates Ariva®, a network of strategically located paper and printing supplies distribution facilities. In 2012, Domtar had sales of US$5.5 billion from some 50 countries. The Company employs approximately 9,900 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact, including the statements contained under “Outlook”, are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2013	Three months ended June 30 2012	Six months ended June 30 2013	Six months ended June 30 2012
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,097	1,132	2,220	2,323
Distribution	153	172	315	361
Personal Care	108	107	219	177

Total for reportable segments	1,358	1,411	2,754	2,861
Intersegment sales—Pulp and Paper	(46)	(43)	(97)	(95)

Consolidated sales	1,312	1,368	2,657	2,766

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	87	88	175	181
Distribution	—	2	1	3
Personal Care	6	6	12	9

Total for reportable segments	93	96	188	193
Impairment and write-down of property, plant and equipment—Pulp and Paper	—	—	10	2
Impairment and write-down of property, plant and equipment—Distribution	5	—	5	—

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	98	96	203	195

Operating income (loss)
Pulp and Paper	24	96	63	203
Distribution	(8)	(2)	(9)	(3)
Personal Care	10	12	23	20
Corporate	(56)	—	(58)	(5)

Consolidated operating (loss) income	(30)	106	19	215
Interest expense, net	21	18	46	89

(Loss) earnings before income taxes and equity loss	(51)	88	(27)	126
Income tax (benefit) expense	(5)	27	(27)	35
Equity loss, net of taxes	—	2	1	4

Net (loss) earnings	(46)	59	(1)	87

Per common share (in dollars)
Net (loss) earnings
Basic	(1.38)	1.62	(0.03)	2.38
Diluted	(1.38)	1.61	(0.03)	2.36
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	33.4	36.4	34.1	36.6
Diluted	33.4	36.6	34.1	36.8

Cash flows provided from operating activities	120	175	183	205
Additions to property, plant and equipment	62	76	118	105

5/12

Domtar Corporation

Consolidated Statements of (Loss) Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2013	Three months ended June 30 2012	Six months ended June 30 2013	Six months ended June 30 2012
	(Unaudited)
	$	$	$	$
Sales	1,312	1,368	2,657	2,766
Operating expenses
Cost of sales, excluding depreciation and amortization	1,082	1,075	2,164	2,163
Depreciation and amortization	93	96	188	193
Selling, general and administrative	95	89	186	188
Impairment and write-down of property, plant and equipment	5	—	15	2
Closure and restructuring costs	18	—	18	1
Other operating loss, net	49	2	67	4

	1,342	1,262	2,638	2,551

Operating (loss) income	(30)	106	19	215
Interest expense, net	21	18	46	89

(Loss) earnings before income taxes and equity loss	(51)	88	(27)	126
Income tax (benefit) expense	(5)	27	(27)	35
Equity loss, net of taxes	—	2	1	4

Net (loss) earnings	(46)	59	(1)	87

Per common share (in dollars)
Net (loss) earnings
Basic	(1.38)	1.62	(0.03)	2.38
Diluted	(1.38)	1.61	(0.03)	2.36
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	33.4	36.4	34.1	36.6
Diluted	33.4	36.6	34.1	36.8

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30 2013	December 31 2012
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	432	661
Receivables, less allowances of $5 and $4	586	562
Inventories	678	675
Prepaid expenses	34	24
Income and other taxes receivable	56	48
Deferred income taxes	49	45

Total current assets	1,835	2,015
Property, plant and equipment, at cost	8,710	8,793
Accumulated depreciation	(5,454)	(5,392)

Net property, plant and equipment	3,256	3,401
Goodwill	262	263
Intangible assets, net of amortization	310	309
Other assets	138	135

Total assets	5,801	6,123

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	2	18
Trade and other payables	683	646
Income and other taxes payable	19	15
Long-term debt due within one year	7	79

Total current liabilities	711	758
Long-term debt	1,102	1,128
Deferred income taxes and other	904	903
Other liabilities and deferred credits	432	457
Shareholders’ equity
Exchangeable shares	46	48
Additional paid-in capital	2,033	2,175
Retained earnings	747	782
Accumulated other comprehensive loss	(174)	(128)

Total shareholders’ equity	2,652	2,877

Total liabilities and shareholders’ equity	5,801	6,123

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Six months ended June 30 2013	Six months ended June 30 2012
	(Unaudited)
	$	$
Operating activities
Net (loss) earnings	(1)	87
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	188	193
Deferred income taxes and tax uncertainties	—	8
Impairment and write-down of property, plant and equipment	15	2
Net gains on disposals of property, plant and equipment	(10)	—
Stock-based compensation expense	3	2
Equity loss, net	1	4
Other	(2)	(4)
Changes in assets and liabilities, excluding the effects of acquisition of businesses
Receivables	(30)	26
Inventories	(10)	3
Prepaid expenses	(7)	(12)
Trade and other payables	19	(120)
Income and other taxes	(9)	—
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	26	5
Other assets and other liabilities	—	11

Cash flows provided from operating activities	183	205

Investing activities
Additions to property, plant and equipment	(118)	(105)
Proceeds from disposals of property, plant and equipment	10	—
Acquisition of businesses, net of cash acquired	(11)	(293)
Investment in joint venture	(1)	(4)

Cash flows used for investing activities	(120)	(402)

Financing activities
Dividend payments	(31)	(26)
Net change in bank indebtedness	(17)	15
Issuance of long-term debt	—	299
Repayment of long-term debt	(97)	(188)
Stock repurchase	(147)	(73)
Other	1	2

Cash flows (used for) provided from financing activities	(291)	29

Net decrease in cash and cash equivalents	(228)	(168)
Impact of foreign exchange on cash	(1)	—
Cash and cash equivalents at beginning of period	661	444

Cash and cash equivalents at end of period	432	276

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million and $47 million of tender offer premiums in 2013 and 2012, respectively)	27	82
Income taxes (refund) paid	(9)	49

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2013			2012
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	45	(46)	(1)	28	59	66	19	172
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	7	3	10	1	—	—	8	9
(+)	Closure and restructuring costs	($)	—	13	13	1	—	1	18	20
(-)	Net (gains) losses on disposals of property, plant and equipment	($)	(6)	—	(6)	—	—	—	1	1
(+)	Impact of purchase accounting	($)	—	—	—	1	—	—	—	1
(+)	Reversal of alternative fuel tax credits	($)	18	—	18	—	—	—	—	—
(-)	Cellulosic biofuel producer credits	($)	(33)	—	(33)	—	—	—	—	—
(+)	Loss on repurchase of long-term debt	($)	2	—	2	30	—	—	—	30
(+)	Weston litigation settlement	($)	—	46	46	—	—	—	—	—
(=)	Earnings before items	($)	33	16	49	61	59	67	46	233
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	34.9	33.4	34.1	37.0	36.6	35.8	35.2	36.1
(=)	Earnings before items per diluted share	($)	0.95	0.48	1.44	1.65	1.61	1.87	1.31	6.45
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	45	(46)	(1)	28	59	66	19	172
(+)	Equity loss, net of taxes	($)	1	—	1	2	2	1	1	6
(+)	Income tax (benefit) expense	($)	(22)	(5)	(27)	8	27	22	1	58
(+)	Interest expense, net	($)	25	21	46	71	18	20	22	131
(=)	Operating income (loss)	($)	49	(30)	19	109	106	109	43	367
(+)	Depreciation and amortization	($)	95	93	188	97	96	96	96	385
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	10	5	15	2	—	—	12	14
(-)	Net (gains) losses on disposals of property, plant and equipment	($)	(10)	—	(10)	—	—	—	2	2
(=)	EBITDA	($)	144	68	212	208	202	205	153	768
(/)	Sales	($)	1,345	1,312	2,657	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin	(%)	11%	5%	8%	15%	15%	15%	12%	14%
	EBITDA	($)	144	68	212	208	202	205	153	768
(+)	Reversal of alternative fuel tax credits	($)	26	—	26	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	18	18	1	—	2	27	30
(+)	Impact of purchase accounting	($)	—	—	—	1	—	—	—	1
(+)	Weston litigation settlement	($)	—	49	49	—	—	—	—	—
(=)	EBITDA before items	($)	170	135	305	210	202	207	180	799
(/)	Sales	($)	1,345	1,312	2,657	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin before items	(%)	13%	10%	11%	15%	15%	15%	14%	15%
Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	63	120	183	30	175	206	140	551
(-)	Additions to property, plant and equipment	($)	(56)	(62)	(118)	(29)	(76)	(66)	(65)	(236)
(=)	Free cash flow	($)	7	58	65	1	99	140	75	315
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	2		13	22	15	18
(+)	Long-term debt due within one year	($)	8	7		6	6	7	79
(+)	Long-term debt	($)	1,104	1,102		952	950	1,196	1,128
(=)	Debt	($)	1,125	1,111		971	978	1,218	1,225
(-)	Cash and cash equivalents	($)	(513)	(432)		(315)	(276)	(593)	(661)
(=)	Net debt	($)	612	679		656	702	625	564
(+)	Shareholders’ equity	($)	2,842	2,652		3,009	2,948	3,004	2,877
(=)	Total capitalization	($)	3,454	3,331		3,665	3,650	3,629	3,441
	Net debt	($)	612	679		656	702	625	564
(/)	Total capitalization	($)	3,454	3,331		3,665	3,650	3,629	3,441
(=)	Net debt-to-total capitalization	(%)	18%	20%		18%	19%	17%	16%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper (1)					Distribution					Personal Care
			Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	39	24	—	—	63	(1)	(8)	—	—	(9)	13	10	—	—	23
(+)	Impairment and write-down of property, plant and equipment	($)	10	—	—	—	10	—	5	—	—	5	—	—	—	—	—
(-)	Net gain on disposal of property, plant and equipment	($)	(10)	—	—	—	(10)	—	—	—	—	—	—	—	—	—	—
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	10	—	—	10	—	—	—	—	—	—	2	—	—	2
(=)	Operating income (loss) before items	($)	65	34	—	—	99	(1)	(3)	—	—	(4)	13	12	—	—	25
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	65	34	—	—	99	(1)	(3)	—	—	(4)	13	12	—	—	25
(+)	Depreciation and amortization	($)	88	87	—	—	175	1	—	—	—	1	6	6	—	—	12
(=)	EBITDA before items	($)	153	121	—	—	274	—	(3)	—	—	(3)	19	18	—	—	37
(/)	Sales	($)	1,123	1,097	—	—	2,220	162	153	—	—	315	111	108	—	—	219
(=)	EBITDA margin before items	(%)	14%	11%	—	—	12%	—	—	—	—	—	17%	17%	—	—	17%

			Corporate					Total
			Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	(2)	(56)	—	—	(58)	49	(30)	—	—	19
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	10	5	—	—	15
(-)	Net gain on disposal of property, plant and equipment	($)	—	—	—	—	—	(10)	—	—	—	(10)
(+)	Reversal of alternative fuel tax credits	($)	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($)	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($)	—	6	—	—	6	—	18	—	—	18
(=)	Operating income (loss) before items	($)	(2)	(1)	—	—	(3)	75	42	—	—	117
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	(2)	(1)	—	—	(3)	75	42	—	—	117
(+)	Depreciation and amortization	($)	—	—	—	—	—	95	93	—	—	188
(=)	EBITDA before items	($)	(2)	(1)	—	—	(3)	170	135	—	—	305
(/)	Sales	($)	—	—	—	—	—	1,396	1,358	—	—	2,754
(=)	EBITDA margin before items	(%)	—	—	—	—	—	12%	10%	—	—	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox's paper print and media product's assets in the United States and Canada.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)
			Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	107	96	103	40	346	(1)	(2)	(5)	(8)	(16)	8	12	12	13	45
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	2	—	—	7	9	—	—	—	5	5	—	—	—	—	—
(+)	Closure and restructuring costs	($)	1	—	—	26	27	—	—	1	1	2	—	—	1	—	1
(-)	Net losses on disposals of property, plant and equipment	($)	—	—	—	2	2	—	—	—	—	—	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	110	96	103	75	384	(1)	(2)	(4)	(2)	(9)	9	12	13	13	47
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	110	96	103	75	384	(1)	(2)	(4)	(2)	(9)	9	12	13	13	47
(+)	Depreciation and amortization	($)	93	88	90	90	361	1	2	—	1	4	3	6	6	5	20
(=)	EBITDA before items	($)	203	184	193	165	745	—	—	(4)	(1)	(5)	12	18	19	18	67
(/)	Sales	($)	1,191	1,132	1,153	1,099	4,575	189	172	167	157	685	70	107	111	111	399
(=)	EBITDA margin before items	(%)	17%	16%	17%	15%	16%	—	—	—	—	—	17%	17%	17%	16%	17%

			Corporate					Total
			Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	(5)	—	(1)	(2)	(8)	109	106	109	43	367
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	—	—	—	—	—	2	—	—	12	14
(+)	Closure and restructuring costs	($)	—	—	—	—	—	1	—	2	27	30
(-)	Net losses on disposals of property, plant and equipment	($)	—	—	—	—	—	—	—	—	2	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	(5)	—	(1)	(2)	(8)	113	106	111	84	414
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	(5)	—	(1)	(2)	(8)	113	106	111	84	414
(+)	Depreciation and amortization	($)	—	—	—	—	—	97	96	96	96	385
(=)	EBITDA before items	($)	(5)	—	(1)	(2)	(8)	210	202	207	180	799
(/)	Sales	($)	—	—	—	—	—	1,450	1,411	1,431	1,367	5,659
(=)	EBITDA margin before items	(%)	—	—	—	—	—	14%	14%	14%	13%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.

On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2013			2012
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,123	1,097	2,220	1,191	1,132	1,153	1,099	4,575
Intersegment sales—Pulp and Paper	($)	(51)	(46)	(97)	(52)	(43)	(42)	(40)	(177)
Operating income	($)	39	24	63	107	96	103	40	346
Depreciation and amortization	($)	88	87	175	93	88	90	90	361
Impairment and write-down of property, plant and equipment	($)	10	—	10	2	—	—	7	9
Papers
Papers Production	(’000 ST)	795	837	1,632	870	832	788	831	3,321
Papers Shipments	(’000 ST)	828	801	1,629	870	819	826	805	3,320
Communication Papers	(’000 ST)	706	676	1,382	756	705	709	684	2,854
Specialty and Packaging	(’000 ST)	122	125	247	114	114	117	121	466
Pulp
Pulp Shipments(a)	(’000 ADMT)	372	344	716	389	368	415	385	1,557
Hardwood Kraft Pulp	(%)	17%	14%	16%	15%	16%	20%	19%	18%
Softwood Kraft Pulp	(%)	56%	57%	57%	61%	57%	55%	56%	57%
Fluff Pulp	(%)	27%	29%	28%	24%	27%	25%	25%	25%
Distribution Segment
Sales	($)	162	153	315	189	172	167	157	685
Operating loss	($)	(1)	(8)	(9)	(1)	(2)	(5)	(8)	(16)
Depreciation and amortization	($)	1	—	1	1	2	—	1	4
Impairment and write-down of intangible assets	($)	—	—	—	—	—	—	5	5
Impairment and write-down of property, plant and equipment	($)	—	5	5	—	—	—	—	—
Personal Care Segment
Sales	($)	111	108	219	70	107	111	111	399
Operating income	($)	13	10	23	8	12	12	13	45
Depreciation and amortization	($)	6	6	12	3	6	6	5	20
Average Exchange Rates	$US / $CAN	1.009	1.023	1.016	1.001	1.010	0.995	0.991	0.999
	$CAN / $US	0.991	0.977	0.984	0.999	0.990	1.006	1.009	1.001
	€EUR / $US	1.320	1.306	1.319	1.312	1.283	1.252	1.298	1.286

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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